UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 13, 2007

ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8120 Shaffer Parkway Littleton, Colorado		80127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 285-9885

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securites.

On March 13, 2007, Ascent Solar Technologies, Inc. (“Ascent”) announced that it had consummated a private placement of securities to Norsk Hydro Produksjon AS (“Norsk Hydro”), a wholly-owned subsidiary of Norsk Hydro ASA, one of the world’s leading suppliers of energy and aluminum.  Norsk Hydro acquired 1,600,000 shares of Ascent’s outstanding common stock, representing an approximately 23.0% holding in Ascent.  The arrangement creates a defined path for Norsk Hydro to become the largest shareholder, and a significant strategic business partner, of Ascent.

The private placement was effected pursuant to a Securities Purchase Agreement, Registration Rights Agreement and Stockholders’ Agreement, each dated March 13, 2007.  On the same date, Ascent’s Chairman Dr. Mohan S. Misra (and his affiliates Inica, Inc. and ITN Energy Systems, Inc.) executed a Voting Agreement with Norsk Hydro.  The material terms of each agreement are described below.

Securities Purchase Agreement

Under the terms of the Securities Purchase Agreement:

(a)           Norsk Hydro agreed to acquire 1,600,000 shares of Ascent’s common stock (representing, upon completion, approximately 23.0% of the Company’s outstanding common stock) at a price of US$5.7725 per share or US$9,236,000 in the aggregate (the “Tranche 1 Shares”) at a closing that occurred on March 13, 2007.  The purchase price represents 125% of the average of the closing bids of Ascent’s common stock in the five consecutive trading days ending on and including March 12, 2007, as reported by Nasdaq.  The closing bid price of the common stock reported by Nasdaq on March 12, 2007 was $4.67.  Immediately upon completion of the sale, Ascent’s directors and officers beneficially owned approximately 24.0% of the outstanding common stock.

(b)           Ascent issued to Norsk Hydro an option (the “Initial Warrants Option”) to purchase restricted Class A Warrants and restricted Class B Warrants (together, the “Initial Warrants”) that are otherwise identical to the Class A Warrants and Class B Warrants currently traded on Nasdaq under the symbols ASTIW and ASTIZ, respectively.  The number of restricted warrants that Norsk Hydro will be entitled to purchase pursuant to the Initial Warrants Option will be that number of Class A Warrants that will result in Norsk Hydro owning 23.0% of all issued and outstanding Class A Warrants, and that number of Class B Warrants that will result in Norsk Hydro owning 23.0% of all issued and outstanding Class B Warrants.  Norsk Hydro may not exercise the Initial Warrants Option unless and until Ascent’s stockholders approve the terms of the Initial Warrants Option and the Tranche 2 Option (defined below) (the “Stockholder Approval”).  The Initial Warrants Option expires on the second anniversary of such Stockholder Approval.  If the Initial Warrants Option is exercised: the purchase price of each restricted Class A Warrant sold pursuant to the option will be equal to the average of the closing bids of Ascent’s Class A Warrants in the five consecutive trading days ending on and including the trading day that is one day prior to the date of exercise, as reported by Nasdaq; and the purchase price of each restricted Class B Warrant sold pursuant to the option will be equal to the average of the closing bids of Ascent’s Class B Warrants in the five consecutive trading days ending on and including the trading day that is one day prior to the date of exercise, as reported by Nasdaq.

Ascent is not obligated to register the Class A Warrants and Class B Warrants that would be issued upon exercise of the Initial Warrants Option; however, Norsk Hydro has received registration rights as to the shares of common stock underlying the Initial Warrants.  Please refer to “Registration Rights Agreement” (below) for information about these registration rights.

Exercise of the Initial Warrants by Norsk Hydro is subject to certain restrictions intended to both limit and protect Norsk Hydro’s percentage ownership of Ascent’s common stock for a period of time.  These restrictions are described in “Stockholders’ Agreement” below.

(c)           Ascent issued to Norsk Hydro an option (the “Tranche 2 Option”) to purchase up to an additional 12% of restricted common stock (the “Tranche 2 Shares”), Class A Warrants and Class B Warrants (together the “Tranche 2 Warrants” and, together with the Tranche 2 Shares, the “Tranche 2 Securities”) that would result in Norsk Hydro owning up to 35.0% of the issued and outstanding common stock, Class A Warrants and Class B

Warrants post-sale.  Norsk Hydro may not exercise the Tranche 2 Option until December 13, 2007, and then only if Stockholder Approval has been obtained.  The Tranche 2 Option expires on the second anniversary of such Stockholder Approval.  If the Tranche 2 Option is exercised: the purchase price of each restricted share sold pursuant to the option will be equal to the average of the closing bids of Ascent’s common stock in the five consecutive trading days ending on and including the trading day that is one day prior to the date of exercise, as reported by Nasdaq; the purchase price of each restricted Class A Warrant sold pursuant to the option will be equal to the average of the closing bids of Ascent’s Class A Warrants in the five consecutive trading days ending on and including the trading day that is one day prior to the date of exercise, as reported by Nasdaq; and the purchase price of each restricted Class B Warrant sold pursuant to the option will be equal to the average of the closing bids of Ascent’s Class B Warrants in the five consecutive trading days ending on and including the trading day that is one day prior to the date of exercise, as reported by Nasdaq.

Ascent is not obligated to register the Class A Warrants and Class B Warrants that would be issued upon exercise of the Tranche 2 Option; however, Norsk Hydro has received registration rights as to the Tranche 2 Shares and shares of common stock underlying the Tranche 2 Warrants.  Please refer to “Registration Rights Agreement” (below) for information about these registration rights.

Exercise of the Tranche 2 Warrants by Norsk Hydro is subject to certain restrictions intended to both limit and protect Norsk Hydro’s percentage ownership of Ascent’s common stock for a period of time.  These restrictions are described in “Stockholders’ Agreement” below.

(d)           Ascent has agreed to submit the terms of the Initial Warrants Option and the Tranche 2 Option to Ascent’s stockholders for approval at the 2007 annual meeting of stockholders.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, which is filed as an exhibit hereto and incorporated herein by reference.

Stockholders’ Agreement

Under the terms of the Stockholders’ Agreement:

(a)           Norsk Hydro has agreed that until the second anniversary of Stockholder Approval, it may exercise Initial Warrants and Tranche 2 Warrants only to sustain its then-existing percentage ownership of Ascent common stock.

(b)           Norsk Hydro has agreed that until the second anniversary of Stockholder Approval, it will not, without prior approval of Ascent’s Board of Directors, acquire more than 35% of Ascent’s issued and outstanding common stock.  This restriction will terminate in certain circumstances, including if: (i) Ascent’s Board of Directors (its “Board”) solicits, or announces an intention to solicit, an offer by a third party to acquire at least 20% of Ascent’s common stock or assets (an “Acquisition Proposal”); (ii) Ascent’s Board approves, accepts, authorizes or an Acquisition Proposal; (iii) Ascent or an affiliate enters into any letter of intent or agreement with respect to an Acquisition Proposal; or (iv) a third party acquires or announces an intent to acquire at least 20% of Ascent’s outstanding common stock.

(c)           Norsk Hydro will receive preemptive rights to purchase its pro rata share of future offerings by Ascent of equity securities (or rights convertible into equity securities), with a limited number of customary exceptions.

(d)           After Stockholder Approval of the Initial Warrants and the Tranche 2 Securities, the Company shall increase the size of its Board from five to seven and, so long as Norsk Hydro continues to hold at least 15% of Ascent’s outstanding common stock, shall use its reasonable efforts to elect a designated representative of Norsk Hydro to the Board (“Director Designee”).  If Stockholder Approval is not obtained by July 13, 2007, then Ascent shall still use its reasonable efforts to elect a Director Designee the Board and to cause the Board to include a Director Designee until at least March 13, 2009, even if during any portion of that period Norsk Hydro holds less than 15% of Ascent’s outstanding common stock.  Norsk Hydro also may designate an observer in addition to the

Director Designee to attend all Board meetings at which non-independent or management directors are permitted in attendance.

(e)           After Stockholder Approval, Norsk Hydro and Ascent will work together to develop and enter into a strategic relationship whereby Norsk Hydro will use its commercially reasonable efforts to provide a non-exclusive market for Ascent’s thin-film photovoltaic products for use in connection with Norsk Hydro’s building systems business.

The foregoing description of the Stockholders’ Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholders’ Agreement, which is filed as an exhibit hereto and incorporated herein by reference.

Registration Rights Agreement

Under the terms of the Registration Rights Agreement, Norsk Hydro is given demand and piggy-back registration rights with regard to the Tranche 1 Shares, the Tranche 2 Shares and the shares of common stock that Norsk Hydro would receive upon exercise of the Initial Warrants and the Tranche 2 Warrants.  No registration rights attach to the warrants themselves.  Demand registration may be initiated by Norsk Hydro at any time after March 13, 2008.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as an exhibit hereto and incorporated herein by reference.

Voting Agreement

Under the terms of the Voting Agreement between Norsk Hydro and Dr. Mohan S. Misra, Inica, Inc. (“Inica”), and ITN Energy Systems, Inc. (“ITN”), Dr. Misra, Inica and ITN have agreed:

(a)           To vote (or cause to be voted) in person or by proxy all shares beneficially owned by them in favor of the transactions contemplated in the agreements cited above.

(b)           To vote (or cause to be voted) in person or by proxy all shares beneficially owned by them in favor of Norsk Hydro’s Director Designee during the periods specified in “Stockholders’ Agreement” above.

(c)           With limited exceptions, not to sell, transfer, pledge, encumber, assign or otherwise dispose of any shares of Ascent Common Stock currently owned by them, during the term of the Voting Agreement.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as an exhibit hereto and incorporated herein by reference.

About Norsk Hydro

Norsk Hydro Produksjon AS, a Norwegian company, is a wholly-owned subsidiary of Norsk Hydro ASA (NYSE: NHY), one of the world’s leading suppliers of energy and aluminum with approximately 33,000 employees in nearly 40 countries.

Item 8.01  Other Events

On March 13, 2007, Ascent issued a press release announcing the execution of the Securities Purchase Agreement and the private placement of 1,600,000 shares of common stock.  A copy of the press release is filed as Exhibit 99.5 hereto.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

99.1         Securities Purchase Agreement dated as of March 13, 2007

99.2         Stockholders’ Agreement dated as of March 13, 2007

99.3         Registration Rights Agreement dated as of March 13, 2007

99.4         Voting Agreement dated as of March 13, 2007

99.5         Press Release titled “Hydro makes investment in Ascent Solar,” dated March 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

March 13, 2007	By:	/s/ Matthew B. Foster
Name: Matthew B. Foster
Title: President and CEO